EXHIBIT 10.3

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment made pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Amendment

20070105.006.S.016.A.001

Between

StarTek, Inc.

And

AT&T Services, Inc.

AMENDMENT NO. 1

ORDER NO. 20070105.006.S.016

This Amendment, effective on the date when signed by the last Party (“Effective Date”), and amending Order No. 20070105.006.S.016, is by and between StarTek, Inc., a Delaware corporation (“Supplier”), and AT&T Services, Inc., a Delaware corporation (“AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties.”

WITNESSETH

WHEREAS, Supplier and AT&T entered into Order No. 20070105.006.S.016 on December 9, 2009 (the “Order”); and

WHEREAS, Supplier and AT&T desire to amend the Order as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1.)           Section 5 Invoices/Billing Information is hereby amended to replace the third sentence of the first paragraph with the following:

“Invoices against this Order shall reflect billing number [*] exactly as shown.”

2.)           Section 6 Maximum Expenditure is hereby amended to replace the first sentence with the following:

“The maximum expenditure under this Order shall not exceed [*] over the life of this Order.”

3.)           Section A. Program Description is hereby amended to replace the second paragraph in its entirety with the following:

“Effective, March 8, 2010, Supplier shall provide [*] resources (“Initial FTEs”).  Training for such [*] FTE’s shall be [*].  Each FTE is expected to support [*] per calendar month.  A “Request” is defined as PAM activities (“AT&T’s Personal Activities Manager system”), which could result in numerous orders.”

The terms and conditions of Order No. 20070105.006.S.016 in all other respects remain unmodified and in full force and effect.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

Original signature transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of an original signature.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Order No. 20070105.006.S.016 to be executed, as of the date the last Party signs.

StarTek, Inc.		AT&T Services, Inc.

By:	/s/ A. Laurence Jones	By:	/s/ Kathy Holzer-Muniz

Printed Name: A. Laurence Jones		Printed Name: Kathy Holzer-Muniz

Title: President and CEO		Title: Sr. Contract Manager

Date:	3/31/2010	Date:	3/31/2010